(4) Contract and Application

                            SINGLE PAYMENT DEFERRED
                               ANNUITY CONTRACT

       GLENBROOK LIFE AND ANNUITY COMPANY, A Stock Company, Home Office:
                  Allstate Plaza, Northbrook, Illinois 60062

This Contract is issued in consideration of the purchase payment and any application. Glenbrook Life and Annuity Company will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Contract owner(s). "We", "us" and "our" refer to Glenbrook Life and Annuity Company.

This single payment deferred annuity provides a cash withdrawal benefit and a death benefit prior to the Payout Start Date and periodic income payments beginning on the Payout Start Date. THE CASH WITHDRAWAL BENEFIT, THE DEATH BENEFIT AND THE AMOUNT APPLIED TO AN INCOME PLAN MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT WHICH MAY RESULT IN AN UPWARD OR DOWNWARD ADJUSTMENT OF THE AMOUNT DISTRIBUTED.

This Contract does not pay dividends.

The tax status as it applies to the owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY

This is a legal Contract between the Contract owner(s) and Glenbrook Life and Annuity Company.

Return Privilege
If you are not satisfied with this Contract for any reason, you may return it to us within 20 days after you receive it. We will refund any purchase payment to you.


If you have any questions about your Single Payment Deferred Annuity, please contact Glenbrook Life at 1-800-776-6978.


/s/ Michael J. Velotta                    /s/ Louis G. Lower II

       Secretary                         Chief Executive Officer

                        Single Payment Deferred Annuity
- --------------------------------------------------------------------------------
TABLE OF CONTENTS
- --------------------------------------------------------------------------------

GENERAL DEFINITIONS.........................................................   4

THE PERSONS INVOLVED........................................................   5

PURCHASE PAYMENTS AND CONTRACT VALUE........................................   6

WITHDRAWALS.................................................................   7

DEATH BENEFIT...............................................................   9

INCOME PAYMENT OPTIONS......................................................  10

GENERAL PROVISIONS..........................................................  12

- ------------------------------------
ANNUITY DATA
- ------------------------------------


CONTRACT NUMBER: .................................................  444444444


ISSUE DATE: ......................................................  July 1, 1996


PURCHASE PAYMENT: ................................................  $10,000.00



                                                               RATE
ALLOCATED          GUARANTEE           GUARANTEED           GUARANTEED
AMOUNT ($)           PERIOD           INTEREST RATE           THROUGH
- ----------         ---------          -------------         -----------
 2,000.00           1 Years               4.50%              06/30/1996
 2,000.00           3 Years               4.55%              06/30/1999
 1,000.00           5 Years               5.25%              06/30/2001
 1,000.00           6 Years               5.35%              06/30/2002
 1,000.00           7 Years               5.50%              06/30/2003
 1,000.00           8 Years               5.60%              06/30/2004
 1,000.00           9 Years               5.70%              06/30/2005
 1,000.00          10 Years               5.80%              06/30/2006


OWNER: ...........................................................      John Doe


ANNUITANT: .......................................................      John Doe
    AGE AT ISSUE: ................................................            35
    SEX: .........................................................          Male


PAYOUT START DATE: ...............................................  July 1, 2048



                            RELATIONSHIP

BENEFICIARY                 TO OWNER                PERCENTAGE
- -----------                 --------                ----------
Jane Doe                      Wife                     100%

_______________________________________________________________________________
GENERAL DEFINITIONS
_______________________________________________________________________________

ACCOUNT. An Account consists of funds that are allocated to a Guarantee Period. You will create an Account(s):

[]    when you make a purchase payment; or
[] when you select a new Guarantee Period after the prior Guarantee Period expires.

The Account continues until the end of the Guarantee Period.

ACCOUNT VALUE. The funds allocated to an Account plus the interest credited to it minus any withdrawals.

CONTRACT VALUE.  The sum of the Account Values.

GUARANTEE PERIOD. A period of years for which a specified interest rate is guaranteed.

MARKET VALUE ADJUSTMENT. An increase or decrease in a withdrawal payment to you, or in the amount applied to an income plan, or an increase in a death benefit payment, reflecting changes in the level of interest rates since the Account was established. The method of calculation is explained on Page 8.

PAYOUT START DATE. The date the Contract Value adjusted by any Market Value Adjustment is applied to an income plan. The projected date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days prior to this date. The Payout Start Date must be on or before the later of:

[]    the annuitant's 90th birthday; or
[]    the 10th anniversary of the Contract's issue date.

_______________________________________________________________________________
THE PERSONS INVOLVED
_______________________________________________________________________________

OWNER. The person named at the time of application is the owner of this Contract unless subsequently changed. As owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else.

You may exercise all rights stated in this Contract, subject to the rights of any irrevocable beneficiary.

You may change the owner or beneficiary at any time. If the owner is a natural person, you may change the annuitant prior to the Payout Start Date. Once we have received a satisfactory written request for an owner, annuitant, or beneficiary change, the change will take effect as of the date you signed it. We are not liable for any payment we make or other action we take before receiving any written request for a change from you.

You may not assign an interest in this Contract as collateral or security for a loan. However, prior to the Payout Start Date, you may assign periodic income payments under this Contract. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

If the sole surviving owner dies prior to the Payout Start Date, the beneficiary becomes the new owner. If the sole surviving owner dies after the Payout Start Date, the beneficiary becomes the new owner and will receive any subsequent guaranteed income payments.

If more than one person is designated as owner:

[] owner as used in this Contract refers to all people named as owners, unless otherwise indicated;

[]    any request to exercise ownership rights must be signed by all owners; and

[] on the death of any person who is an owner, the surviving person(s) named as owner will continue as owner.

ANNUITANT. The annuitant must be a natural person. The annuitant is named on the Annuity Data Page, but may be changed by the owner, as described above. If the annuitant dies prior to the Payout Start Date, the new annuitant will be:

[]    the youngest owner; otherwise,

[]    the youngest beneficiary.

BENEFICIARY. The beneficiary is the person(s) named on the Annuity Data Page, but may be changed by the owner, as described above. We will determine the beneficiary from the most recent written request we have received from you. If you do not name a beneficiary or if all of the beneficiaries named are no longer living, the beneficiary will be:

[]    your spouse if living; otherwise

[]    your children equally if living; otherwise

[]    your estate.

The beneficiary may become the owner under the circumstances described above.

The beneficiary may not assign benefits under the Contract until the beneficiary becomes the owner.

- -------------------------------------------------------------------------------
 PURCHASE PAYMENTS AND CONTRACT VALUE
- -------------------------------------------------------------------------------

Making Purchase Payments. You may allocate your purchase payment to any Guarantee Period(s) being offered by us on the Contract's issue date. Guarantee Periods may be 1, 3, 5, 6, 7, 8, 9, or 10 years.

We may deduct premium taxes from purchase payments or from later payments we make to you according to when such premium taxes are assessed.

SELECTING A NEW GUARANTEE PERIOD. We will mail you a notice prior to the expiration of each Guarantee Period outlining the options available at the end of a Guarantee Period. During the 30 day period after a Guarantee Period expires you may:

 .  take no action and we will automatically apply the Account Value to a new
   Guarantee Period of the same duration as the expiring Guarantee Period to be established on the day the previous Guarantee Period expired; or

 . notify us to apply the Account Value to a new Guarantee Period(s) to be established on the day the previous Guarantee Period expired; or

 . receive a portion of the Account Value or the entire Account Value through a partial or full withdrawal that is not subject to a Market Value Adjustment. In this case, the amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period expired.


CREDITING INTEREST. We credit interest daily to each Account at a rate which compounds over one year to the interest rate we guaranteed when the Account was established. We credit interest to the purchase payment from the issue date. The interest rates will be no less than the minimum guaranteed rate shown on the Annuity Data Page.

DETERMINING THE CONTRACT VALUE. Your Contract Value is the sum of the Account Values. If you withdraw the entire Contract Value, you may receive an amount greater or less than the Contract Value because a Market Value Adjustment, a Withdrawal Charge, income tax withholding, and a premium tax charge may apply.

- -------------------------------------------------------------------------------
 WITHDRAWALS
- -------------------------------------------------------------------------------

WITHDRAWAL LIMITS. You may withdraw part or all of your Contract Value at any time prior to the Payout Start Date. You must specify the Account(s) from which you wish to make a withdrawal. If any withdrawal reduces the Contract Value to less than $2,000, we will treat the request as a withdrawal of the entire Contract Value. However, we will require confirmation of your withdrawal request before we make such a withdrawal. If you withdraw the entire Contract Value, the Contract will terminate.

WITHDRAWALS WHEN A GUARANTEE PERIOD EXPIRES. You may withdraw part or all of the Account Value without a Market Value Adjustment during the 30 day period after a Guarantee Period expires. However, any applicable Withdrawal Charge will apply to the amount withdrawn in excess of the free withdrawal amount. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period expired.

FREE WITHDRAWAL AMOUNT. The Free Withdrawal Amount for each Account is equal to 10% of the amount originally allocated to the Account. Each year you may withdraw the Free Withdrawal Amount from each Account without any Withdrawal Charge or Market Value Adjustment. Each year begins on the anniversary of the date the Account was established.

Any Free Withdrawal Amount which is not actually withdrawn in a year may not be carried over to increase the Free Withdrawal Amount in a subsequent year. Similarly, a Free Withdrawal Amount not withdrawn from one Account may not be transferred to increase a Free Withdrawal Amount in another Account.

OTHER WITHDRAWALS. A Market Value Adjustment and any applicable Withdrawal Charge will be applied to the amount withdrawn from the Account Value in excess of the Free Withdrawal Amount.

IMPACT OF WITHDRAWAL ON THE ACCOUNT VALUE. The Account Value will be reduced by the amount we pay you, income tax we withhold for you, the Withdrawal Charge, and any applicable premium tax charge. The Account Value will also be increased by a positive Market Value Adjustment or reduced by a negative Market Value Adjustment.

WITHDRAWAL CHARGE. The amount withdrawn from the Account Value in excess of the Free Withdrawal Amount is subject to a Withdrawal Charge as follows:

    Contract Year:    1    2    3    4    5    6    7    8 and Later

    Percentage:       7%   7%   6%   5%   4%   3%   2%         0%

The Withdrawal Charge is determined by multiplying the percentage corresponding to the Contract Year times the amount withdrawn in excess of the Free Withdrawal Amount.

Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules.

MARKET VALUE ADJUSTMENT. A Market Value Adjustment is an increase or decrease in a withdrawal payment to you, in the amount applied to an income plan, or an increase in a death benefit payment, reflecting changes in the level of interest rates since the Account was established. As used in this provision, "Treasury Rate" means the U. S. Treasury Note Constant Maturity weekly yield as reported in Federal Reserve Bulletin Release H.15. The Market Value Adjustment is based on the following:

     I    =  the Treasury Rate for a maturity equal to the Account's Guarantee
             Period for the week preceding the establishment of the Account;

     N    =  the number of whole and partial years from the date we receive the withdrawal or death benefit request, or from the Payout Start Date, to the end of the Account's Guarantee Period;

     J    =  the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal request, death benefit request, or Income Payment request.

An adjustment factor is determined from the following formula:

                                .9 x (I-J) x N

Any amount withdrawn from the Account Value which is subject to a Market Value Adjustment is multiplied by the adjustment factor to determine the amount of the Market Value Adjustment.

Any Market Value Adjustment will be waived on withdrawals taken to satisfy IRS minimum distribution rules.

- -------------------------------------------------------------------------------
 DEATH BENEFIT
- -------------------------------------------------------------------------------

A death benefit may be paid to the owner determined immediately after the death if, prior to the Payout Start Date:

 .  any owner dies; or
 .  the annuitant dies and the owner is not a natural person.

DISTRIBUTION OF DEATH BENEFIT. If the owner eligible to receive the death benefit is not a natural person, then the owner may elect to receive the benefit in one or more distributions. Otherwise, if the owner is a natural person, the owner may elect to receive a benefit either in one or more distributions or by periodic payments through an Income Plan.

A Death Benefit will be paid: 1) if the owner elects to receive the Death Benefit distributed in a single payment within 180 days of the date of death, and 2) if the Death Benefit is paid as of the day the value of the Death Benefit is determined. Otherwise, the Settlement Value will be paid. In any event, the entire value of the Contract must be distributed within five (5) years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the following provisions.

Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

 .  the life of the owner; or
 . a period not to exceed the life expectancy of the owner; or . the life of the owner with payments guaranteed for a period not to exceed the life expectancy of the owner.

If the surviving spouse of the deceased owner is the new owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase as if the death had not occurred, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge. However, a Market Value Adjustment, determined as of the date of the withdrawal, will apply. The single withdrawal amount is in addition to the annual Free Withdrawal Amount. If the Contract is continued and there is no annuitant, the new annuitant will be the surviving spouse.

DEATH BENEFIT AMOUNT.  The death benefit is the greater of:

 . the Contract Value on the date we determine the death benefit; or . the amount that would have been payable in the event of a full withdrawal of the Contract Value on the date we determine the death benefit.

We will calculate the value of the death benefit as of the date we receive due proof of death. Due proof of death is one of the following:

 . a certified copy of a death certificate; or . a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or
 .  any other proof acceptable to us.

Settlement Value. The Settlement Value is the same amount that would be paid in the event of withdrawal of the Contract Value. We will calculate the Settlement Value as of the requested distribution date for payment or on the mandatory distribution date of 5 years after the date of death.

- -------------------------------------------------------------------------------
 INCOME PAYMENT OPTIONS
- -------------------------------------------------------------------------------

INCOME PLANS. The Contract Value adjusted by any Market Value Adjustment on the Payout Start Date, less any applicable taxes, will be applied to your income plan choice from the following list. Minimum guaranteed payments for each income plan are shown in the income payment tables on Page 10.

1. LIFE INCOME WITH GUARANTEED PAYMENTS. We will make payments for as long as the annuitant lives. If the annuitant dies before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

2. JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. We will make payments for as long as either the annuitant or joint annuitant, named at the time of income plan selection, lives. If both the annuitant and the joint annuitant die before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

3. GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD. We will make payments for a specified period beginning on the Payout Start Date. These payments do not depend on the annuitant's life. The number of months guaranteed may be from 60 to 360.

We reserve the right to make available other income plans.

PAYOUT TERMS AND CONDITIONS. The income payments are subject to the following terms and conditions:

 . If the Contract Value adjusted by any Market Value Adjustment and applicable premium taxes is not enough to provide an initial payment of at least $20, we reserve the right to:

   .  change the payment frequency to make the payment at least $20; or

   . terminate the Contract and pay you the Contract Value adjusted by any Market Value Adjustment and applicable premium taxes in a lump sum.

 .  If we do not receive a written choice of an income plan from you at least
   30 days before the Payout Start Date, the income plan will be life income with guaranteed payments for 120 months.

 . If you choose an income plan which depends on any person's life, we may require:

   .  proof of age and sex before income payments begin; and

   . proof that the annuitant or joint annuitant is still alive before we make each payment.

 . After the Payout Start Date, the income plan cannot be changed and withdrawals cannot be made.

 . If any owner dies after the Payout Start Date, the remaining income payments will be paid to the successor owner as scheduled as of the date of death.

INCOME PAYMENT TABLES. Income payments will be at least the amount based on the adjusted age of the annuitant(s) and the tables below, less any federal income taxes which are withheld. The adjusted age is the actual age on the Payout Start Date reduced by one year for each six full years between January 1, 1983 and the Payout Start Date. Income payments for ages and guaranteed payment periods not shown below will be determined on a basis consistent with that used to determine those that are shown. The income payment tables are based on 3% interest and the 1983a Annuity Mortality Tables.


INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS FOR 120 MONTHS

===============================================================================================
              Monthly Income Payment for each $1,000 Applied to this Income Plan
- -----------------------------------------------------------------------------------------------
 Annuitant's                      Annuitant's                     Annuitant's
     Age       Male     Female        Age       Male    Female        Age       Male    Female
- -----------------------------------------------------------------------------------------------
     35       $3.43     $3.25         49       $4.15    $3.82         63       $5.52     $4.97
     36        3.47      3.28         50        4.22     3.88         64        5.66      5.09
     37        3.51      3.31         51        4.29     3.94         65        5.80      5.22
     38        3.55      3.34         52        4.37     4.01         66        5.95      5.35
     39        3.60      3.38         53        4.45     4.07         67        6.11      5.49
     40        3.64      3.41         54        4.53     4.14         68        6.27      5.64
     41        3.69      3.45         55        4.62     4.22         69        6.44      5.80
     42        3.74      3.49         56        4.71     4.29         70        6.61      5.96
     43        3.79      3.53         57        4.81     4.38         71        6.78      6.13
     44        3.84      3.58         58        4.92     4.46         72        6.96      6.31
     45        3.90      3.62         59        5.02     4.55         73        7.13      6.50
     46        3.96      3.67         60        5.14     4.65         74        7.31      6.69
     47        4.02      3.72         61        5.26     4.75         75        7.49      6.88
     48        4.08      3.77         62        5.39     4.86
===============================================================================================


 INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS FOR 120 MONTHS
=============================================================================================
                     Monthly Income Payment for each $1,000 Applied to this Income Plan
- ---------------------------------------------------------------------------------------------
                                          Female Annuitant's Age
              -------------------------------------------------------------------------------
    Male
 Annuitant's     35       40       45       50       55       60       65       70       75
    Age
- ---------------------------------------------------------------------------------------------

      35       $3.09    $3.16    $3.23    $3.28    $3.32    $3.36    $3.39    $3.40    $3.42
      40        3.13     3.22     3.31     3.39     3.46     3.51     3.56     3.59     3.61
      45        3.17     3.28     3.39     3.50     3.60     3.69     3.76     3.81     3.85
      50        3.19     3.32     3.45     3.60     3.74     3.87     3.98     4.07     4.14
      55        3.21     3.35     3.51     3.68     3.87     4.06     4.23     4.37     4.48
      60        3.23     3.37     3.55     3.75     3.98     4.23     4.47     4.70     4.88
      65        3.24     3.39     3.57     3.80     4.07     4.37     4.71     5.04     5.34
      70        3.24     3.40     3.59     3.83     4.13     4.48     4.90     5.36     5.81
      75        3.25     3.41     3.61     3.86     4.17     4.56     5.04     5.61     6.22
=============================================================================================

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD
==============================================================
                           Monthly Income Payment for each
   Specified Period        $1,000 Applied to this Income Plan
- --------------------------------------------------------------
       10 Years                          $9.61
       11 Years                           8.86
       12 Years                           8.24
       13 Years                           7.71
       14 Years                           7.26
       15 Years                           6.87
       16 Years                           6.53
       17 Years                           6.23
       18 Years                           5.96
       19 Years                           5.73
       20 Years                           5.51
==============================================================

- --------------------------------------------------------------------------------
GENERAL PROVISIONS
- --------------------------------------------------------------------------------

THE ENTIRE CONTRACT. The entire Contract consists of this Contract, any attached application, and any attached endorsements.

All statements made in written applications are representations and not warranties. We will not use any statement in defense of a claim or to void the Contract unless it is included in a written application.

Only our officers may change the Contract or waive a right or requirement. No other individual may do this.

We may not modify this Contract without your consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law.


INCONTESTABILITY. We will not contest the validity of this Contract after the issue date.


MISSTATEMENT OF AGE OR SEX. If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

[_]  pay all amounts underpaid including interest; or
[_]  stop payments until the total payments are equal to the corrected amount.

For purposes of the Misstatement of Age or Sex provision, interest will be calculated at an effective annual rate of 6%.

ANNUAL STATEMENT. At least once a year, prior to the Payout Start Date, we will send you a statement containing Contract Value information. We will provide you with Contract Value information at any time upon request. The information provided will comply with any applicable law.

SETTLEMENTS. We may require that this Contract be returned to us prior to any settlement. Any full withdrawal or death benefit under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.


DEFERMENT OF PAYMENTS. We reserve the right to defer payment of any withdrawal for up to six months after the date you request it. If state law requires any interest to be paid, interest would be payable from the date the withdrawal request is received by us to the date the payment is made.

                      GLENBROOK LIFE AND ANNUITY COMPANY
                          (HEREIN CALLED "WE OR "US")

                 AMENDATORY ENDORSEMENT FOR WAIVER OF CHARGES

The following provisions are added to your Contract:

We will waive any Withdrawal Charge and Market Value Adjustment prior to the Payout Start Date if at least 30 days after the Contract's issue date any owner (or annuitant if the owner is not a natural person):

1. is first confined to a Long Term Care Facility or Hospital for at least 90 consecutive days, confinement is prescribed by a Physician and is Medically Necessary, and the request for a withdrawal and adequate written proof of confinement are received by us no later than 90 days after discharge; or

2. is first diagnosed by a Physician as having a Terminal Illness and a request for a withdrawal and adequate written proof of the diagnosis are received by us. We may require a second opinion at our expense by a Physician chosen by us.

"Physician" is a licensed medical doctor (M.D.) or a licensed doctor of osteopathy (D.O.) practicing within the scope of his or her license. Physician does not include the individual, a spouse, children, parents, grandparents, grandchildren, siblings, or in-laws.

"Medically Necessary" means appropriate and consistent with the diagnosis in accord with accepted standards of practice, and which could not have been omitted without adversely affecting the individual's condition.

"Terminal Illness" is a condition which is expected to result in death within one year for 80% of the diagnosed cases.

"Long Term Care Facility" is a facility which:

1.    is located in the United States or its territories;
2.    is licensed by the jurisdiction in which it is located;
3.    provides custodial care under the supervision of a registered nurse
      (R.N.); and
4.    can accommodate three or more persons.

"Hospital" is a facility which:

1.    is licensed as a hospital by the jurisdiction in which it is located;
2.    is supervised by a staff of licensed physicians;
3. provides nursing services 24 hours a day by, or under the supervision, of a registered nurse (R.N.);
4. operates primarily for the care and treatment of sick or injured persons as inpatients for a charge; and
5.    has access to medical, diagnostic and major surgical facilities.






      /s/ Michael J. Velotta                    /s/ Louis G. Lower, II
      SECRETARY                                 CHIEF EXECUTIVE OFFICER


GLMU74

BROKER/DEALER MVA

Issued by: Glenbrook Life and Annuity Company . PO Box 94039, Palatine, IL 60094-4039 . Telephone 800-776-6978 FAX 847-402-9543
Mail check (payable to) and application to: Glenbrook Life and Annuity Company
 . PO Box 227317 . Dallas, TX 75222-7317
Overnight mail to: Glenbrook Life and Annuity Company . 8711 North Freeport Parkway . Irving, TX 75063
For wiring instructions, please call Glenbrook Life and Annuity Company at 800-776-6978
 ................................................................................

 . Owner(s)          Name__________________  . M  . F  Birthdate ___ / ___ / ____

                    Address_____________________________________________________
                                 Street         City      State       Zip

                    Soc. Sec. No. ____________________  Phone No. ______________

                    Name__________________  . M  . F  Birthdate ___ / ___ / ____

                    Address_____________________________________________________
                                 Street         City      State       Zip

                    Soc. Sec. No. ____________________  Phone No. ______________

 ................................................................................

 . Annuitant         Name__________________  . M  . F  Birthdate ___ / ___ / ____
  Leave blank
  if Annuitant      Address_____________________________________________________
  is same as                     Street         City      State       Zip
  sole Owner
                    Soc. Sec. No. ____________________

 ................................................................................

 . Beneficiary(ies)  Name______________ Relationship to Owner______Percentage____

                    Name______________ Relationship to Owner______Percentage____

 ................................................................................

 . Single Purchase   SINGLE PURCHASE PAYMENT  $_________
  Payment           Investment Allocation (whole % only, no fractions)
                             1 Year Guarantee Period     _________%
                             2 Year Guarantee Period     _________%
                             3 Year Guarantee Period     _________%
                             4 Year Guarantee Period     _________%
                             5 Year Guarantee Period     _________%
                             6 Year Guarantee Period     _________%
                             7 Year Guarantee Period     _________%
                             8 Year Guarantee Period     _________%
                             9 Year Guarantee Period     _________%
                            10 Year Guarantee Period     _________%
                            Total                              100%

 ................................................................................

 . Replacement       Will this annuity replace or change any existing annuity or
  Information       life insurance?               . Yes    . No
                    (If Yes, complete the following.)
                    Company __________________________ Policy No. ______________
                    Cost basis amount ________________ Policy Date _____________

 ................................................................................

 . Tax Qualified     . Yes  . No
  Plan (If Yes, complete the following.) . Custodial IRA . SEP . IRA Rollover . IRA/Year of Contribution _______
                    . IRA Transfer  . Other __________

 ................................................................................

 . Special           ___________________________________________________________

  Instructions      ___________________________________________________________
 ................................................................................

 . Signature(s)      If Glenbrook Life and Annuity Company ("Glenbrook") declines this application, Glenbrook will have no liability except to return the purchase payment. I understand that any distribution from any account prior to the end of a rate guarantee period may be subject to a Market Value
                    Adjustment. I have received the current prospectus for this annuity.

                    Signed at ____________________________  Date __ / __ / ____
                                   City            State

                    Owner(s) __________________________________________________

 ................................................................................

 . Agent Use         Will the annuity applied for replace or change any existing
  Only              annuity or life insurance?   . Yes  . No

                    Agent Name (Please print)_____________ Phone No.___________ Agent Signature_________________ Soc. Sec. No._____________
                    Agent GA No. (Joint Business) ______________
                    License No. (FL only) _________________________
                    B/D Name __________________ Client's B/D Acct. No._________
                    Designation:  . A   . B   . C
                    (refer to  the note on the reverse side of this form)



GLMR38 (6-96)

BROKER/DEALER MVA

Issued by: Glenbrook Life and Annuity Company . PO Box 94039, Palatine, IL 60094-4039 . Telephone 800-776-6978 FAX 847-402-9543
Mail check (payable to) and application to: Glenbrook Life and Annuity Company
 . PO Box 227317 . Dallas, TX 75222-7317
Overnight mail to: Glenbrook Life and Annuity Company . 8711 North Freeport Parkway . Irving, TX 75063
For wiring instructions, please call Glenbrook Life and Annuity Company at 800-776-6978
 ................................................................................

                    The following states require insurance applicants to acknowledge a fraud warning statement. Please refer to the fraud warning statement for your state as indicated below.

 ................................................................................

 . For applicants    Any person who knowingly and with intent to defraud any
  in Kentucky,      insurance company or other person files an application for
  Ohio and          insurance or statement of claim containing any materially
  Pennsylvania:     false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

                    ______________________________________   Date __ / __ / ____
                             Applicant's Signature

 ................................................................................

 . For applicants    Any person who knowingly and with intent to injure, defraud,
  in Florida:       or deceive any insurer files a statement of claim or an
                    application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

                    ______________________________________   Date __ / __ / ____
                             Applicant's Signature

 ................................................................................

 . For applicants    Any person who includes any false or misleading information
  in New Jersey:    on an application for an insurance policy is subject to
                    criminal and civil penalties.

                    ______________________________________   Date __ / __ / ____
                             Applicant's Signature

 ................................................................................

GLMR38(6/96)

 . Agent Use         Note: Please be advised that a firm designation may override
  Only an individual agent designation. If no designation is given, "A" will be the designation.